                                                                    Exhibit 99-1






                            TELCOM ASSISTANCE CENTER
                                   CORPORATION
                              T/A ACTIV-E SOLUTIONS

                     ---------------------------------------

                              Financial Statements

                     Years Ended December 31, 2000 and 1999

                          Independent Auditor's Report


                                                                  March 23, 2001


Shareholders
Telcom Assistance Center Corporation
Plymouth Meeting, Pennsylvania


                  We have audited the accompanying balance sheets of TELCOM ASSISTANCE CENTER CORPORATION T/a ACTIV-E SOLUTIONS as of December 31, 2000 and 1999 and the related statements of operations, of shareholders' equity deficiency and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  As described in Note 2 to the financial statements, TELCOM ASSISTANCE CENTER CORPORATION T/a ACTIV-E SOLUTIONS changed its method of accounting for organization costs in 1999.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TELCOM ASSISTANCE CENTER CORPORATION T/a ACTIV-E SOLUTIONS as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.






                                                  /s/ Goldenberg Rosenthal, LLP
                                                  ------------------------------
                                                      Goldenberg Rosenthal, LLP



                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                                           BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                December 31
                                                                               -------------------------------------------
        ASSETS                                                                        2000                     1999
                                                                               ------------------       ------------------
 Current assets
        Cash                                                                    $         15,159         $            904
        Accounts receivable and unbilled revenue,
             net of allowance for doubtful accounts of
             $969 and $450 in 2000 and 1999                                              735,487                  378,934
        Inventories                                                                        5,532                   48,963
        Prepaid expenses                                                                  39,852                   40,573
                                                                               ------------------       ------------------
        Total current assets                                                             796,030                  469,374
                                                                               ------------------       ------------------

 Property and equipment
        Office equipment                                                               1,075,794                  928,534
        Furniture and fixtures                                                           163,112                  263,112
        Leasehold improvements                                                           192,979                  192,979
        Software                                                                         156,591                  108,007
                                                                               ------------------       ------------------
                                                                                       1,588,476                1,492,632
        Less accumulated depreciation                                                  1,199,962                1,135,438
                                                                               ------------------       ------------------
        Net property and equipment                                                       388,514                  357,194
                                                                               ------------------       ------------------
 Other assets
        Security deposits                                                                 18,523                   19,021
                                                                               ------------------       ------------------
        Total other assets                                                                18,523                   19,021
                                                                               ------------------       ------------------
 Total Assets                                                                   $      1,203,067         $        845,589
                                                                               ==================       ==================

                                                                                                  December 31
                                                                               ---------------------------------------------
        LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIENCY                               2000                      1999
                                                                               -------------------       -------------------
 Current liabilities
        Accounts payable and accrued expenses                                   $         829,268         $         721,756
        Dividends payable                                                                  13,925                         -
        Note payable, related party                                                        22,581                         -
        Note payable, bank                                                                695,000                   670,925
        Current maturities of long-term debt                                               16,667                    71,035
        Current portion of capital lease obligations                                       11,604                    27,049
        Payroll and sales tax payable                                                     110,159                    92,385
        Customer deposits                                                                  43,205                    85,108
        Deferred revenue                                                                  115,113                    42,099
                                                                               -------------------       -------------------
        Total current liabilities                                                       1,857,522                 1,710,357
                                                                               -------------------       -------------------

 Long-term liabilities
        Long-term debt, net of current maturities                                          29,167                    45,833
        Capital lease obligations, net of current portion                                       -                    11,096
                                                                               -------------------       -------------------
        Total long-term liabilities                                                        29,167                    56,929
                                                                               -------------------       -------------------
 Redeemable Preferred Stock (redemption value $595,800)                                   595,800                         -
                                                                               -------------------       -------------------

 Commitments

 Shareholders' equity deficiency
        Common stock, $.01 par value
             Authorized, 1,000,000 shares
             Issued 116,196 shares in 2000 and 129,203 shares in 1999                       1,162                     1,292
        Additional paid in capital                                                        656,726                   697,442
        Deficit                                                                        (1,937,310)               (1,536,431)
                                                                               -------------------       -------------------
                                                                                       (1,279,422)                 (837,697)
        Treasury stock, at cost
             Common stock, 27,824 shares in 1999                                                -                    84,000
                                                                               -------------------       -------------------
        Total shareholders' equity deficiency                                          (1,279,422)                 (921,697)
                                                                               -------------------       -------------------
 Total Liabilities and Shareholders' Equity Deficiency                          $       1,203,067         $         845,589
                                                                               ===================       ===================





                                                 See notes to financial statements

                                          TELCOM ASSISTANCE CENTER CORPORATION
                                                  T/A ACTIV-E SOLUTIONS
                                                STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------------




                                                                                    Year Ended December 31
                                                                           -------------------------------------------
                                                                                  2000                     1999
                                                                           ------------------       ------------------
 Revenue                                                                    $      7,215,625         $      4,564,083

 Direct costs                                                                      5,828,627                3,560,734
                                                                           ------------------       ------------------
 Gross profit                                                                      1,386,998                1,003,349

 Operating expenses                                                                1,514,882                1,596,504
                                                                           ------------------       ------------------
  Loss from operations before
        depreciation and amortization                                               (127,884)                (593,155)

 Depreciation and amortization                                                       142,473                  206,767
                                                                           ------------------       ------------------
 Loss from operations                                                               (270,357)                (799,922)
                                                                           ------------------       ------------------
 Other income (expense)
        Interest expense                                                            (106,037)                 (76,957)
        Interest income                                                                  526                      428
        Other income                                                                  19,744                    8,834
                                                                           ------------------       ------------------
        Total other income (expense)                                                 (85,767)                 (67,695)
                                                                           ------------------       ------------------
 Loss before cumulative effect of a change
        in accounting principle                                                     (356,124)                (867,617)

 Cumulative effect of a change in
        accounting principle                                                               -                   (6,071)
                                                                           ------------------       ------------------
 Net loss                                                                   $       (356,124)        $       (873,688)
                                                                           ==================       ==================







                                            See notes to financial statements



                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                            STATEMENTS OF SHAREHOLDERS' EQUITY DEFICIENCY
                                            YEARS ENDED ENDED DECEMBER 31, 2000 AND 1999

------------------------------------------------------------------------------------------------------------------------------------



                                                                               Telcom Assistance Center Corporation
                                                                  ------------------------------------------------------------------
                                                                            Common Stock
                                                                  --------------------------------
                                                                     Number                               Additional
                                                                       of                                   Paid-in
                                                                     Shares             Amount              Capital
                                                                  -------------      -------------      ---------------
 Balance, January 1, 1999                                               81,000        $       810        $     452,090

 Redemption of 27,824 shares of
        common stock upon buyout of
        shareholder                                                    (27,824)                 -                    -

 Issuance of 39,216 shares of common
        stock from rights offering                                      39,216                392              199,608

 Issuance of 8,987 shares of common
        stock in lieu of officer's salary                                8,987                 90               45,744

 Net loss                                                                    -                  -                    -
                                                                  -------------      -------------      ---------------

 Balance, December 31, 1999                                            101,379              1,292              697,442


 Treasury stock retired                                                      -               (278)             (83,722)

 Sale of 23,176 shares of common
        stock of shareholder                                           (23,176)              (232)                   -

 Purchase of 23,176 shares of common
        stock                                                           23,176                232                    -

 Issuance of 14,000 shares of common
        stock in lieu of bonuses                                        14,000                140               34,860

 Issuance of 817 shares of common
        stock in lieu of officer's salary                                  817                  8                4,159

 Purchase of 120,000 warrants                                                -                  -                3,987

 Accretion of Redeemable Preferred Stock                                     -                  -                    -

 Dividends Declared                                                          -                  -                    -

 Net loss                                                                    -                  -                    -
                                                                  -------------      -------------      ---------------
 Balance, December 31, 2000                                            116,196        $     1,162        $     656,726
                                                                  =============        ===========        =============




                                                          [RESTUBBED TABLE]




                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                            STATEMENTS OF SHAREHOLDERS' EQUITY DEFICIENCY
                                            YEARS ENDED ENDED DECEMBER 31, 2000 AND 1999

------------------------------------------------------------------------------------------------------------------------------------



                                                                               Telcom Assistance Center Corporation
                                                                  ------------------------------------------------------------------
                                                                       Treasury
                                                                        Stock                  Deficit                   Total
                                                                  ------------------     -------------------      ------------------
 Balance, January 1, 1999                                          $              -       $        (662,743)       $       (209,843)

 Redemption of 27,824 shares of
        common stock upon buyout of
        shareholder                                                         (84,000)                      -                 (84,000)

 Issuance of 39,216 shares of common
        stock from rights offering                                                -                       -                 200,000

 Issuance of 8,987 shares of common
        stock in lieu of officer's salary                                         -                       -                  45,834

 Net loss                                                                         -                (873,688)               (873,688)
                                                                  ------------------     -------------------      ------------------

 Balance, December 31, 1999                                                 (84,000)             (1,536,431)               (921,697)


 Treasury stock retired                                                      84,000
                                                                                                          -                       -
 Sale of 23,176 shares of common
        stock of shareholder                                                      -                       -                       -

 Purchase of 23,176 shares of common
        stock                                                                     -                       -                       -

 Issuance of 14,000 shares of common
        stock in lieu of bonuses                                                  -                       -                  35,000

 Issuance of 817 shares of common
        stock in lieu of officer's salary                                         -                       -                   4,167

 Purchase of 120,000 warrants                                                     -                       -                   3,987

 Accretion of Redeemable Preferred Stock                                          -                 (30,830)                (30,830)

 Dividends Declared                                                               -                 (13,925)                (13,925)

 Net loss                                                                         -                (356,124)               (356,124)
                                                                  ------------------     -------------------      -----------------
 Balance, December 31, 2000                                        $              -       $      (1,937,310)      $      (1,279,422)
                                                                    ================        ================      =================



                                                  See notes to financial statements

                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                                      STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Year Ended December 31
                                                                                       --------------------------------------------
                                                                                               2000                     1999
                                                                                       --------------------       -----------------
 Cash flows from operating activities
        Net loss                                                                        $         (356,124)        $      (873,688)
        Adjustments to reconcile net loss to net cash
             used in operating activities
                   Depreciation and amortization                                                   142,473                 212,838
                   Allowance for doubtful accounts                                                     519                       -
                   Common stock issued in lieu of payment for services                               4,167                  45,834
                   Loss on sale of property and equipment                                            9,300                       -
                   Loss on abandoned and stolen equipment                                                -                   6,562
                   (Increase) decrease in assets
                        Accounts receivable                                                       (307,072)                939,757
                        Inventory                                                                   43,431                 (13,306)
                        Prepaid expenses                                                               721                  20,422
                        Security deposits                                                              498                     522
                   Increase (decrease) in liabilities
                        Accounts payable and accrued expenses                                      242,512                (641,909)
                        Payroll and sales tax payable                                               17,774                 (36,858)
                        Customer deposits                                                          (41,903)                 50,197
                        Deferred revenue                                                            73,014                   1,489
                                                                                       --------------------       -----------------
        Net cash used in operating activities                                                     (170,690)               (288,140)
                                                                                       --------------------       -----------------
 Cash flows from investing activities
        Acquisition of property and equipment                                                     (195,842)                (18,119)
                                                                                       --------------------       -----------------

 Cash flows from financing activities
        Proceeds from (repayments of) notes payable, bank                                           24,075                (271,000)
        Proceeds from related party note payable                                                    22,581                       -
        Net proceeds from issuance of redeemable preferred stock                                   414,970                       -
        Net proceeds from the issuance of warrants                                                   3,987                       -
        Principal payments on long-term debt                                                       (71,035)                (35,131)
        Principal payments on capital lease obligations                                            (26,541)                (25,557)
        Proceeds from issuance of common stock                                                           -                 200,000
        Redemption of common stock                                                                       -                  (7,000)
        Proceeds from sale of property and equipment                                                12,750                       -
        Insurance proceeds for stolen equipment                                                          -                   2,766
                                                                                       --------------------       -----------------
        Net cash provided by (used in) financing activities                                        380,787                (135,922)
                                                                                       --------------------       -----------------
 Net increase (decrease) in cash                                                                    14,255                (442,181)

 Cash, beginning of year                                                                               904                 443,085
                                                                                       --------------------       -----------------
 Cash, end of year                                                                      $           15,159         $           904
                                                                                       ====================       =================

                                                  See notes to financial statements

                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                                      STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Year Ended December 31
                                                                                       --------------------------------------------
                                                                                               2000                     1999
                                                                                       --------------------       -----------------
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        Cash paid during the year for interest                                          $           99,405         $        75,731
                                                                                       ====================       =================

 SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
        AND FINANCING ACTIVITIES

        Issuance of preferred stock in lieu of repayment of related
             party note payable                                                         $           75,000         $             -
                                                                                       ====================       =================
        Proceeds not received at year end for issuance of
             preferred stock                                                            $           50,000         $             -
                                                                                       ====================       =================
        Issuance of preferred stock in lieu of accrued compensation                     $           25,000         $             -
                                                                                       ====================       =================
        Note payable issued to buy out shareholder                                      $                -         $        77,000
                                                                                       ====================       =================
        Issuance of common stock in lieu of accrued bonuses                             $           35,000         $             -
                                                                                       ====================       =================
        Treasury stock retired                                                          $           84,000         $             -
                                                                                       ====================       =================
        Dividend declared                                                               $           13,925         $             -
                                                                                       ====================       =================




                                                  See notes to financial statements

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1            Description of Business
                  -----------------------
Summary of
Significant       Telcom Assistance Center Corporation ("TAC") is a Delaware
Accounting        corporation originally formed in 1996. Telcom Assistance
Policies          Center Corporation receives the majority of its revenue from selling, implementing and supporting computer technology. It also operates a support organization which specializes in the deployment, support and ordering of telecommunication services. The Company's computer technology revenue is primarily received from businesses located in the northeastern portion of the United States and its telecommunication related revenue is received from businesses located throughout the United States. As of January, 2000, the Company is doing business as Activ-e Solutions.

                  Inventories
                  -----------

                  Inventories which consist of merchandise held for resale, are stated at the lower of cost or market, with cost determined by the first-in, first-out method.

                  Property and Equipment and Depreciation
                  ---------------------------------------

                  Property and equipment are stated at cost. Expenditures for maintenance, repairs and renewals of a minor nature are charged against earnings as incurred. Major renewals and betterments are capitalized. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

                  Deferred Revenue
                  ----------------

                  Deferred revenue represents monies received on unexpired service agreements.

                  Concentration of Credit Risk
                  ----------------------------

                  The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of trade accounts receivable and cash balances.

                  The Company grants credit terms in the normal course of business to its customers. The Company's customers operate in various industries. Concentration of credit risk with respect to these trade receivables are considered minimal due to the stability of the companies involved. As part of its ongoing control procedures, the Company monitors the credit worthiness of its customers. The Company does not normally require collateral or other security to support revenues from services rendered or credit sales.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1            The Company maintains its cash balances in a financial
Summary of        institution located in the Philadelphia, Pennsylvania suburbs.
Significant       The balances are insured by the Federal Deposit Insurance
Accounting        Corporation up to $100,000. At times the Company's balances
Policies          may exceed federally insured limits. The Company has not
(continued)       experienced any losses in these accounts and believes it is not exposed to significant credit risk on such deposits.

                  Capital Leases
                  --------------

                  Assets under capital leases and lease obligations are recorded at the lower of the net present value of the minimum lease obligations or fair value of the assets at the lease inception date. Assets under capital leases are depreciated on the straight-line method over the estimated useful life of the related assets.

                  Use of Estimates
                  ----------------

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Advertising Costs
                  -----------------

                  The Company expenses advertising costs as they are incurred. Advertising costs for the years ended December 31, 2000 and 1999 were $36,598 and $91,613, respectively.

                  Revenue Recognition
                  -------------------

                  The Company recognizes service fee revenue on hours worked by the technical staff at the relevant hourly billing rates. The Company recognizes hardware and software revenue on delivery and telecommunication support revenue upon the completion of the associated service.

                  401(k) Plan
                  -----------

                  The Company's employees are covered by a 401(k) plan maintained by the Company. The plan has been qualified by the Internal Revenue Service under Section 401(a). The Company's contribution to the plan for the years ended December 31, 2000 and 1999 was $6,637 and $1,119, respectively.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1            Income Taxes
Summary of        ------------
Significant       The Company has adopted the Statement of Financial Accounting
Accounting        Standards No. 109, ("SFAS No. 109") "Accounting for Income
Policies          Taxes", which requires the use of the liability method of
(continued)       accounting for deferred income taxes.


NOTE 2            Effective January 1, 1999, the Company adopted Statement of
Change in         Position No. 98-5 Reporting on the Costs of Start-Up
Accounting        Activities. Under Statement of Position No. 98-5, costs of
Principle         start-up activities and organization costs are to be expensed as incurred. The adoption of Statement of Position No. 98-5 decreased income for the year ended December 31, 1999 and decreased retained earnings as of that date by $4,202.


NOTE 3            In 2000, the Company maintained a working capital
Note Payable,     line-of-credit which expires in June, 2001, and bears interest
Bank              at the prime rate plus 2.00% (prime was 9.50% as of December
                  31, 2000), collateralized by all corporate assets. The collateral for this loan is cross-defaulted and cross-collateralized with all other loans the Company has with this bank. The Company can borrow up to the lesser of (a)
                  $800,000 or (b) an amount up to 80% of the eligible accounts receivable. As of December 31, 2000, the Company had borrowed
                  $695,000 and $105,000 remained available for use.

                  The line-of-credit requires that certain covenants be met by the Company or the bank may demand payment in full. On September 5, 2000, the Company received a waiver of these covenants from the bank effective June 30, 1999 through September 30, 2000. As of December 31, 2000, the Company was not in compliance with the bank covenants.

                  In 1999, the Company maintained a working capital line-of-credit which expired in June, 2000, and bear interest at the prime rate plus 1.25% (prime was 8.50% as of December 31, 1999), collateralized by all corporate assets. The bank required a stock pledge as additional collateral. The collateral for this loan was cross-defaulted and cross-collateralized with all other loans the Company had with this bank. In addition, the Company was required to maintain its primary account with this bank. The Company could borrow up to the lesser of (a) $700,000 or (b) an amount up to 80% of the eligible accounts receivable. As of December 31, 1999, the Company had borrowed $670,925 and $29,075 remained available for use.

                  Total interest expense on the note payable, bank, was $82,759 and $62,389 for the years ended December 31, 2000 and 1999, respectively.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 4            The Company is obligated under the following notes payable as
Notes Payable     of December 31, 2000 and 1999 as follows:


                                                                                       2000              1999
                                                                                      -------          --------
                         Note payable, bank, due in monthly payments of $1,389
                              plus interest at 11.00%, until August 1, 2003,
                              collateralized by all corporate assets                  $45,834          $ 62,500


                         Note payable, former shareholder, repaid during the
                              current year                                                -              54,368
                                                                                      -------          --------

                                                                                       45,834           116,868
                         Less current portion                                          16,667            71,035
                                                                                      -------          --------

                                                                                      $29,167          $ 45,833
                                                                                      =======          ========

                         Scheduled maturities of notes payable as of December
                         31, 2000 are as follows:

                                      Year Ending December 31
                                      -----------------------


                                               2001                                   $16,667
                                               2002                                    18,503
                                               2003                                    10,664
                                                                                      -------
                                                                                      $45,834
                                                                                      =======

                         Total interest expense on the notes payable was $5,731 and $8,280 for the years ended December 31, 2000 and 1999, respectively.


NOTE 5            The Company is obligated under capital leases for
Capital Lease     office equipment and furniture with terms ranging from
Obligations       two to five years. The capitalized equipment costs were
                  $304,699 with associated accumulated depreciation of $235,115 and $201,173 as of December 31, 2000 and 1999
                  respectively.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 5                   Scheduled minimum future obligations on leases in
Capital Lease            effect as of December 31, 2000 are as  follows:
Obligations
(continued)

                                   Year Ending December 31
                                   -----------------------
                                            2001                        $13,020

                             Less amount representing interest            1,416
                                                                        -------


                             Present value of net minimum obligations    11,604
                             Less current portion                        11,604
                                                                        -------
                             Long-term obligation                       $  -
                                                                        =======


                         The present values of future minimum obligations are calculated based on interest rates ranging from 8.5% to 13% determined to be applicable at the inception of the lease.

                         Total interest expense on the outstanding obligations under capital leases was $2,552 and $5,562 for the years ended December 31, 2000 and 1999, respectively.


NOTE 6                   The Company is obligated under a lease for its office
Commitments              which expires in 2006 with the option to renew.

                         The future minimum annual rents due under this lease are:

                              Year Ending December 31
                              -----------------------
                                       2001                  $144,950
                                       2002                   132,514
                                       2003                   135,916
                                       2004                   139,420
                                       2005                   142,914
                                    Thereafter                 23,916
                                                             --------
                                                             $719,630
                                                             ========

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 6                   Rent expense for the years ended December 31, 2000
Commitments              and 1999 was $188,636 and $167,743, respectively.
(continued)
                         The Company has also entered into an agreement with a financial consultant. The future commitment due under this agreement is $22,500 for the year ending December
                         31, 2001.

NOTE 7                   As discussed in Note 1, the Company has adopted SFAS
Income Taxes             No. 109.

                         Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

                         The Company's total deferred tax asset and deferred tax valuation allowance was as follows as of December 31, 2000 and 1999:

                                                            2000         1999
                                                          --------     --------

                            Deferred tax asset            $800,000     $733,000
                            Less valuation allowance       800,000      733,000
                                                          --------     --------

                            Net deferred tax asset        $   -        $   -
                                                          ========     ========

                         The Company has net operating loss carryforwards of approximately $1,818,000 which will expire in the year 2015. The valuation allowance increased $67,000 in 2000 as a result of the current year net operating loss.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8                   In 2000, stock warrants to purchase shares of the
Stock Warrants           Company's $.01 par value common stock at $5.10 per
and Options              share totaling 10,500 shares have been granted to
                         members of the Board. 8,500 of these warrants expire in December, 2010 and 2,000 of these warrants expire on December 31, 2004.

                         In 2000, 1,500 warrants issued to a former shareholder were canceled as part of a stock purchase agreement.

                         In 2000, stock warrants to purchase shares of the Company's $.01 par value common stock at $5.10 per share totaling 120,000 shares have been purchased by investors as part of the Redeemable Preferred Stock transaction (Note 12). These warrants expire on December 31, 2010.

                         In 2000, stock warrants to purchase shares of the Company's $.01 par value common stock at $5.10 per share totaling 2,500 shares were granted to a consultant. These warrants expire on December 31, 2010.

                         In 1999, stock warrants to purchase shares of the Company's $.01 par value common stock at $5.10 per share totaling 10,500 shares, have been granted to members of the board. These warrants expire in December, 2004.

                         In 1999, stock warrants to purchase shares of the Company's $.01 par value common stock at $7.47 per share totaling 5,447 shares, have been granted to a lender. These warrants expire in September, 2008.

                         The Company has a nonqualified stock option plan which provides for the granting of options to key employees of the Company. The option price, number of shares and grant date are determined at the discretion of the Company's board of directors. Grantees vest in the options over 1 to 4 years.

                         In 1998, the Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The compensation expense recorded for each of the years ended December 31, 2000 and 1999 was $-0-.

                         Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been decreased by approximately $19,974 and $7,900 using the nonpublic entity method for the years ended December 31, 2000 and 1999, respectively.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8                   The Black-Scholes option valuation model was developed
Stock Warrants           for use in estimating the fair value of traded options
and Options              which have no vesting restrictions and are fully
(continued)              transferable. In addition, option valuation models
                         require the input of highly subjective assumptions.
                         Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                         Pro forma information regarding net income (loss) is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5%, dividend yield of 0%, and a weighted-average expected life of the option of five years. SFAS No. 123 permits nonpublic companies to use a valuation method that excludes volatility, resulting in an amount termed minimum value.

                         A summary of option transactions during the year ended December 31, 2000 is shown below:


                                                                       Weighted
                                                             Number     Average
                                                              of       Exercise
                                                             Shares      Price
                                                            --------    --------

                         Outstanding as of January 1, 1999      -       $ -

                         Granted during 1999                   7,100   $5.10
                                                            --------

                         Outstanding as of January 1, 1999     7,100   $5.10

                         Granted during 2000                  17,900   $5.10
                                                            --------

                         Outstanding as of December 31, 2000  25,000   $5.10
                                                            ========   ========


NOTE 9                   In August, 1999, the Company redeemed 27,824 shares of
Stock                    stock from its former president for $84,000. The
Redemption               Company made an initial payment of $7,000 and issued a
                         7% interest bearing note for the balance (see Note 4).
                         In 2000, the Company retired these shares.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 10                  In lieu of salary, the Company's Chief Executive
Stock                    Officer receives the following:
Compensation

                         o An initial 100% vested grant of 1,000 options valued
                           at $5.10 per option.
                         o Compensation of 817 shares of stock per month valued
                           at $5.10 per share.
                         o Additional options equal to 3% of all shares
                           outstanding to be calculated when the Company is sold. Options are to be vested equally over a three-year period with an acceleration if the Company is sold earlier.

                         This compensation agreement expired January, 2000.

                         As of December 31, 2000 and 1999, the officer owned 24,804 and 8,987 shares, respectively of common stock.



NOTE 11                  In September, 2000, the Company entered into an
Agreements               employment agreement with its Chief Executive Officer
                         which expires on December 31, 2003. The agreement commits to an annual base salary and to expenses and discretionary bonuses as determined by the Board of Directors.


NOTE 12                  In 2000, the Company authorized an aggregate of 20
Redeemable               units, consisting of 4,965 shares of Redeemable
Preferred                Preferred Stock per unit, and a warrant to purchase
Stock                    10,000 shares of common stock which expire on December
                         31, 2010 (see Note 8) for $50,000 per unit.

                         The holders of the preferred stock shall be entitled to receive cumulative dividends, at the per share rate of 10% of the share value payable quarterly. In addition, certain events may trigger the redemption of the preferred stock before maturity date. If any shares of preferred stock have not been redeemed prior to December 31, 2003 (maturity date), the Company will redeem all of the outstanding shares. The preferred stock is redeemable as follows:


                                If redemption occurs                    Then the redemption price will be:
                           ---------------------------------------- -------------------------------------------
                             Prior to December 31, 2001             120% of liquidation preference

                             Prior to December 31, 2002             140% of liquidation preference

                             Thereafter                             160% of liquidation preference

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 12                  As of December 31, 2000, $600,000 of Redeemable
Redeemable               Preferred Stock was issued to investors. Included in
Preferred                accounts receivable as of December 31, 2000, $50,000
Stock                    was due from investors for the Redeemable Preferred
(continued)              Stock which was subsequently paid in January, 2001.
                         Legal costs of $31,043 that were incurred as part of the agreement are treated as a reduction of Redeemable
                         Preferred Stock.



NOTE 13                  Net sales from one customer amounted to approximately
Significant              $2,025,000 or 28% of the total net sales for the year
Risks,                   ended December 31, 2000. Accounts receivable due from
Significant              this customer was $-0- as of December 31, 2000.
Customers

                         Net sales from one customer amounted to approximately $736,000 or 16.1% of the total net sales for the year ended December 31, 1999. Accounts receivable due from this customer amounted to approximately $59,000 or 15.5% of total accounts receivable as of December 31, 1999.

                            TELCOM ASSISTANCE CENTER
                                   CORPORATION
                              T/A ACTIV-E SOLUTIONS

                     ---------------------------------------

                         Unaudited Financial Statements

             As of September 30, 2001 and for the Nine Months Ended
                          September 30, 2001 and 2000

                                TELCOM ASSISTANCE CENTER CORPORATION
                                        T/A ACTIV-E SOLUTIONS
                                            BALANCE SHEET
                                         September 30, 2001
                                             (Unaudited)
-----------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)
 Current assets
        Cash                                                                    $              2,483
        Accounts receivable and unbilled revenue,
             net of allowance for doubtful accounts of
             $969                                                                            877,449
        Inventories                                                                            3,428
        Prepaid expenses                                                                      48,138
                                                                                 --------------------

        Total current assets                                                                 931,498
                                                                                 --------------------
 Property and equipment
        Office equipment                                                                     752,759
        Furniture and fixtures                                                               149,015
        Leasehold improvements                                                                41,181
        Computer hardware and software                                                       497,221
                                                                                 --------------------

                                                                                           1,440,176
        Less accumulated depreciation                                                        858,184
                                                                                 --------------------

        Net property and equipment                                                           581,992
                                                                                 --------------------


 Other assets
        Security deposits                                                                     29,574
                                                                                 --------------------

        Total other assets                                                                    29,574
                                                                                 --------------------

 Total Assets                                                                   $          1,543,064
                                                                               ======================

                                TELCOM ASSISTANCE CENTER CORPORATION
                                       T/A ACTIV-E SOLUTIONS
                                           BALANCE SHEET
                                         September 30, 2001
                                            (Unaudited)
---------------------------------------------------------------------------------------------------------------
                                                                                                 (Unaudited)
                     LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIENCY

     Current liabilities
                     Accounts payable and accrued expenses                                $              1,222,473
                     Dividends payable                                                                      18,904
                     Notes payable, financial institutions                                                 617,724
                     Current maturities of long-term debt                                                   18,503
                     Current portion of capital lease obligations                                           88,092
                     Payroll and sales tax payable                                                          44,027
                     Customer deposits                                                                      86,282
                     Deferred revenue                                                                      145,924
                                                                                                  -----------------

                     Total current liabilities                                                           2,241,929
                                                                                                  -----------------

     Long-term liabilities
                     Long-term debt, net of current maturities                                              13,441
                     Capital lease obligations, net of current portion                                     288,509
                                                                                                  -----------------

                     Total long-term liabilities                                                           301,950
                                                                                                  -----------------

     Redeemable Preferred Stock (redemption value $718,957)                                                718,957
                                                                                                  -----------------

     Commitments

     Shareholders' equity deficiency
                     Common stock, $.01 par value
                            Authorized, 1,000,000 shares
                            Issued 228,196 and outstanding                                                   2,282
                     Additional paid in capital                                                            791,620
                     Deficit                                                                            (2,513,674)
                                                                                                  -----------------




                     Total shareholders' equity deficiency                                              (1,719,772)
                                                                                                  -----------------


     Total Liabilities and Shareholders' Equity Deficiency                                $              1,543,064
                                                                                                  =================



                                                                 See notes to financial statements

                                TELCOM ASSISTANCE CENTER CORPORATION
                                       T/A ACTIV-E SOLUTIONS
                                      STATEMENTS OF OPERATIONS
                                            (Unaudited)
----------------------------------------------------------------------------------------------------------

                                                                       Nine Months Ended September 30,
                                                               -------------------------------------------
                                                                      2001                     2000
                                                               ------------------       ------------------
                                                                   (Unaudited)              (Unaudited)
 Revenue                                                        $      4,837,433         $      5,705,640

 Direct costs                                                          3,649,809                4,690,693
                                                               ------------------       ------------------

 Gross profit                                                          1,187,624                1,014,947

 Operating expenses                                                    1,484,933                1,168,700
                                                               ------------------       ------------------

 Loss from operations before
        depreciation and amortization                                   (297,309)                (153,753)

 Depreciation and amortization                                           166,261                  104,860
                                                               ------------------       ------------------

 Loss from operations                                                   (463,570)                (258,613)
                                                               ------------------       ------------------

 Interest expense                                                        (61,309)                 (76,248)
                                                                 ----------------         ----------------

 Net loss                                                       $       (524,879)        $       (334,861)
                                                               ==================       ==================




                                                  See notes to financial statements


                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                            STATEMENTS OF SHAREHOLDERS' EQUITY DEFICIENCY
                                             NINE MONTHS ENDED ENDED SEPTEMBER 30, 2001
                                                             (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------



                                                             Telcom Assistance Center Corporation
                                           -----------------------------------------------------------------------------------------
                                               Common Stock
                                           --------------------
                                            Number                   Additional
                                              of                      Paid-in
                                            Shares       Amount       Capital             Deficit           Total
                                           -------       ------      --------           -----------      -----------
Balance, December 31, 2000                 116,196       $1,162      $656,726           $(1,937,310)     $(1,279,422)

Issuance of 112,000 shares of
   common stock                            112,000        1,120       134,894                 -              136,014


Dividends Declared                            -            -             -                  (51,485)         (51,485)

Net loss                                      -            -             -                 (524,879)        (524,879)

                                           -------       ------      --------           -----------      -----------
Balance, September 30, 2001                228,196        2,282       791,620            (2,513,674)      (1,719,772)
                                           =======       ======      ========           ===========      ===========





                                                  See notes to financial statements

                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                                      STATEMENTS OF CASH FLOWS
                                                             (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                Nine Months Ended September 30,
                                                                                          ------------------------------------------
                                                                                                  2001                     2000
                                                                                          --------------------       ---------------
 Cash flows from operating activities                                                          (Unaudited)              (Unaudited)
        Net loss                                                                           $         (524,879)        $    (334,861)
        Adjustments to reconcile net loss to net cash
             used in operating activities
                   Depreciation and amortization                                                      179,860               104,860
                   (Increase) decrease in assets
                        Accounts receivable                                                          (141,962)             (840,896)
                        Inventory                                                                       2,104                (9,817)
                        Prepaid expenses                                                               (8,286)                9,842
                        Security deposits                                                             (29,574)                   (2)
                   Increase (decrease) in liabilities
                        Accounts payable and accrued expenses                                         393,205               610,367
                        Payroll and sales tax payable                                                 (66,132)              (53,262)
                        Customer deposits                                                              43,077                32,955
                        Deferred revenue                                                               30,811               108,297
                        Organization costs                                                             18,523                     -
                                                                                          --------------------        -------------

        Net cash used in operating activities                                                        (103,253)             (372,517)
                                                                                          --------------------        -------------

 Cash flows from investing activities
        Disposals (acquisitions) of property and equipment                                             12,156              (130,703)
                                                                                          --------------------        -------------

 Cash flows from financing activities
        Proceeds from (repayments of) notes payable, financial institutions                           (91,166)               60,730
        Increase in dividends payable                                                                   4,979                     -
        Payments of related party note payable                                                        (22,581)                    -
        Net proceeds from issuance of redeemable preferred stock                                      123,157               550,000
        Payments of capital lease obligations                                                         (20,497)              (22,520)
        Proceeds from issuance of common stock                                                        136,014                43,981
        Increase in shareholders' distributions                                                       (51,485)                    -
                                                                                            ------------------        -------------

        Net cash provided by (used in) financing activities                                            78,421               632,191
                                                                                          --------------------        -------------

 Net increase (decrease) in cash                                                                      (12,676)              128,971

 Cash, beginning of period                                                                             15,159                (3,909)
                                                                                          --------------------        -------------

 Cash, end of period                                                                       $            2,483         $     125,062
                                                                                          ====================        =============




                                                  See notes to financial statements



                                                TELCOM ASSISTANCE CENTER CORPORATION
                                                        T/A ACTIV-E SOLUTIONS
                                                      STATEMENTS OF CASH FLOWS
                                                             (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                Nine Months Ended September 30,
                                                                                          ------------------------------------------
                                                                                               (Unaudited)            (Unaudited)

                                                                                                  2001                     2000
                                                                                          --------------------       ---------------
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        Cash paid during the year for interest                                             $           61,679         $      75,742
                                                                                          ====================       ===============


 SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
        AND FINANCING ACTIVITIES

        Issuance of preferred stock in lieu of repayment of related
             party note payable                                                            $                -         $      75,000
                                                                                          ====================       ===============

        Issuance of preferred stock in lieu of accrued compensation                        $                -         $      25,000
                                                                                          ====================       ===============

        Issuance of common stock in lieu of accrued bonuses                                $                -         $      35,000
                                                                                          ====================       ===============

        Treasury stock retired                                                             $                -         $      84,000
                                                                                          ====================       ===============

        Dividend declared                                                                  $           51,485         $           -
                                                                                          ====================       ===============

        Proceeds from capital leases                                                       $          385,494         $           -
                                                                                          ====================       ===============










                                                  See notes to financial statements

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited

--------------------------------------------------------------------------------


NOTE 1                     Description of Business
Summary of                 -------------------------
Significant                Telcom Assistance Center Corporation (the Company) is
Accounting                 a Delaware corporation originally formed in 1996.
Policies                   The Company receives the majority of its revenue from
                           selling, implementing and supporting computer technology. It also operates a support organization which specializes in the deployment, support and ordering of telecommunication services. The Company's computer technology revenue is primarily received from businesses located in the northeastern portion of the United States and its telecommunication related revenue is received from businesses located throughout the United States. The Company conducts business as Activ-e Solutions.

                           Inventories
                           -----------

                           Inventories, which consist of merchandise held for resale, are stated at the lower of cost or market, with cost determined by the first-in, first-out method.

                           Property and Equipment and Depreciation
                           ---------------------------------------

                           Property and equipment are stated at cost.
                           Expenditures for maintenance, repairs and renewals of a minor nature are charged against earnings as incurred. Major renewals and betterments are capitalized. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

                           Deferred Revenue
                           ----------------

                           Deferred revenue represents monies received on unexpired service agreements.

                           Concentration of Credit Risk
                           ----------------------------

                           The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of trade accounts receivable and cash balances.

                           The Company grants credit terms in the normal course of business to its customers. The Company's customers operate in various industries. Concentration of credit risk with respect to these trade receivables are considered minimal due to the stability of the companies involved. As part of its ongoing control procedures, the Company monitors the credit worthiness of its customers. The Company does not normally require collateral or other security to support revenues from services rendered or credit sales.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited

--------------------------------------------------------------------------------


NOTE 1                     The Company maintains its cash balances in a
Summary of                 financial institution located in the Philadelphia,
Significant                Pennsylvania suburbs. The balances are insured by the
Accounting                 Federal Deposit Insurance Corporation up to $100,000.
Policies                   At times the Company's balances may exceed federally
(continued)                insured limits. The Company has not experienced any
                           losses in these accounts and believes it is not exposed to significant credit risk on such deposits.

                           Capital Leases
                           --------------

                           Assets under capital leases and lease obligations are recorded at the lower of the net present value of the minimum lease obligations or fair value of the assets at the lease inception date. Assets under capital leases are depreciated on the straight-line method over the estimated useful life of the related assets.

                           Use of Estimates
                           ----------------

                           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Revenue Recognition
                           -------------------

                           The Company recognizes service fee revenue on hours worked by the technical staff at the relevant hourly billing rates. The Company recognizes hardware and software revenue on delivery and telecommunication support revenue upon the completion of the associated service.

                           Income Taxes
                           ------------

                           The Company has adopted the Statement of Financial Accounting Standards No. 109, ("SFAS No. 109") "Accounting for Income Taxes", which requires the use of the liability method of accounting for deferred income taxes.

NOTE 2                     The Company maintained a working capital line-of-
Note Payable,              credit with a bank which bears interest at the  prime
Bank                       rate plus 2.00% (prime was 8.00% as of September 30,
                           2001), collateralized by all corporate assets. The collateral for this loan is cross-defaulted and cross-collateralized with all other loans the Company has with this bank. The Company can borrow up to the lesser of (a) $700,000 or (b) an amount up to 80% of the eligible accounts receivable. As of September 30, 2001, the Company had an outstanding balance of $310,449.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited

--------------------------------------------------------------------------------

NOTE 2
Notes Payable              The line-of-credit requires that certain covenants be
(continued)                met by the Company or the bank may demand payment in
                           full. On September 5, 2000, the Company received a waiver of these covenants from the bank effective
                           June 30, 1999 through September 30, 2000. As of
                           September 30, 2001, the Company was not in compliance with the bank covenants.

                           Total interest expense on the note payable, bank, was $42,135 and $58,322 for the nine months ended September 30, 2001 and 2000, respectively.

                           During September, 2001, the Company entered into an factoring agreement with a financial institution which provided for borrowings against eligible accounts receivable for a fee of 6.75% of such receivables. The outstanding borrowing as of September 30, 2001 amounted to $307,275.

                           The Company was obligated under the following notes payable as of September 30, 2001 as follows:

                           Note payable, bank, due in monthly
                           payments of $1,389 plus interest at
                           11.00%, until August 1, 2003,
                           collateralized by all corporate assets       $31,944

                           Note payable, former shareholder, repaid
                           during the year 2000                               -
                                                                        --------

                                                                         31,944
                           Less current portion                          18,503
                                                                        -------

                                                                        $13,441
                                                                        =======

                           Scheduled maturities of notes payable as of September 30, 2001 are as follows:

                                                  2002                   18,503
                                                  2003                   13,441
                                                                        -------

                                                                        $31,944
                                                                        =======

                           Total interest expense on the notes payable was $9,175 and $6,881 for the nine months ended September 30, 2001 and 2000, respectively.

                      TELCOM ASSISTANCE CENTER CORPORATION
                              T/A ACTIV-E SOLUTIONS
                          NOTES TO FINANCIAL STATEMENTS
                                    Unaudited
--------------------------------------------------------------------------------

NOTE 3                     As discussed in Note 1, the Company has adopted SFAS
Income Taxes               No. 109.

                           Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

                           The Company's total deferred tax asset and deferred tax valuation allowance was as follows as of September 30, 2001:

                                                                      2001
                                                                    --------
                                  Deferred tax asset                $911,000
                                  Less valuation allowance           911,000
                                                                    --------
                                  Net deferred tax asset            $  -
                                                                    ========

                           As of September 30, 2001, the Company had net operating loss carryforwards of approximately $2,375,000, which will expire in the year 2015. The valuation allowance increased $111,000 in 2001 as a result of the current period net operating loss.


NOTE 4                     In 2001, the company sold 248,196 shares of common
Stock Issuance             stock to officers of the company at a price of $1.25
                           per share.


NOTE 5                     In September, 2000, the Company entered into an
Agreements                 employment agreement with its Chief Executive Officer
                           which expires on December 31, 2003. The agreement commits to an annual base salary and to expenses and discretionary bonuses as determined by the Board of Directors.


NOTE 6                     In 2000, the Company authorized an aggregate of 20
Redeemable                 units, consisting of 4,965 shares of Redeemable
Preferred Stock            Preferred Stock per unit, and a warrant to purchase
                           10,000 shares of common stock which expire on December 31, 2010 for $50,000 per unit.

                           The holders of the preferred stock shall be entitled to receive cumulative dividends, at the per share rate of 10% of the share value payable quarterly. In addition, certain events may trigger the redemption of the preferred stock before maturity date. If any shares of preferred stock have not been redeemed prior to December 31, 2003 (maturity date), the Company will redeem all of the outstanding shares. The preferred stock is redeemable as follows:

                              If redemption occurs           Then the redemption price will be:
                 ---------------------------------------- -------------------------------------------
                   Prior to December 31, 2001             120% of liquidation preference
                   Prior to December 31, 2002             140% of liquidation preference
                   Thereafter                             160% of liquidation preference

                           As of September 30, 2001, $720,000 of Redeemable Preferred Stock was issued to investors. Legal costs of $31,043 that were incurred as part of the agreement are treated as a reduction of Redeemable Preferred Stock.